UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HeavenExpress.com, Inc.
                 (Name of small business issuer in our charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

7299                                                      Applied For
(Primary standard industrial                            I.R.S. Employer
classification code number)                             Identification No.)

   800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311
                                 (954) 973-4319
          (Address and telephone number of principal executive offices)

                                 Saundra Sharpe
               6901 NW 32nd Avenue, Fort Lauderdale, Florida 33309
                                 (954) 973-4319
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

 If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE (1)

Title of class of                   Proposed maximum                   Amount of
securities to be registered         aggregate offering price    Registration Fee

Common Stock,
par value of $.001 per share        $ 51,750                           $   14.39


Total Registration Fee                                                 $   14.39

(1)      Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              SUBJECT TO COMPLETION, DATED JANUARY 24, 2000

                             HeavenExpress.com, Inc.

                        1,035,000 shares of Common Stock

The registration statement of which this Prospectus is a part relates to the offer and sale by HeavenExpress.com, Inc., a Florida corporation (the "Company," "We," or "Our"), of our securities by the holders (the "Selling Security Holders") consisting of 1,035,000 shares of our common stock, with a par value of $.001 per share, referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB") if this registration statement clears all comments of the United States Securities and Exchange Commission (the "SEC"). There is no assurance that we will obtain listing on the OTCBB.

This offering consists of securities offered exclusively by Selling Security Holders. The Selling Security Holders may offer their shares at any price. By agreement with the Selling Security Holders, we will pay the entire expenses incident to the registration of the Securities under the Securities Act.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PRELIMINARY PROSPECTUS IS JANUARY 24, 2000.

                                TABLE OF CONTENTS





Part I

1.       Front Cover Page of Prospectus                                       1
2.       Inside Front and Outside Back Cover Pages of Prospectus              2
3.       Summary Information                                                  5
         Risk Factors                                                         6
4.       Use of Proceeds                                                     10
5.       Determination of Offering Price                                     10
6.       Dilution                                                            10
7.       Selling Security Holders                                            11
8.       Plan of Distribution                                                11
9.       Legal Proceedings                                                   12
10.      Directors, Executive Officers, Promoters and Control Management     12
11.      Security Ownership of Certain Beneficial Owners and Management      13
12.      Description of Securities                                           13
13.      Interest of Named Experts and Counsel                               14
14.      Disclosure of Commission Position on Indemnification for Securities
         Act Liabilities                                                     14
15.      Organization Within Last Five Years                                N/A
16.      Description of Business                                             14
17.      Plan of Operation                                                   17
18.      Description of Property                                             17
19.      Certain Relationships and Related Transactions                      18
20.      Market for Common Equity and Related Stockholder Matters            18
21.      Executive Compensation                                              18
22.      Financial Statements                                                19
23.      Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure                                                28

Part II  - Information Not Required in Prospectus

24.      Indemnification                                                     28
25.      Other Expenses of Issuance and Distribution                         28
26.      Recent Sales of Unregistered Securities                             28
27.      Exhibits                                                            28
28.      Undertakings                                                        29

ITEM 3.           SUMMARY INFORMATION AND RISK FACTORS
References  in  this  document  to  "us,"  "we,"  or  the  "Company"   refer  to
HeavenExpress.com, Inc.

                               PROSPECTUS SUMMARY
THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS IS INTENDED ONLY FOR CONVENIENT REFERENCE AND DOES NOT PURPORT TO BE COMPLETE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

Our Company.
We were incorporated in the State of Florida on December 8, 1999. Our principal executive offices are located at 800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311, where we share space with an affiliate. Our telephone number is (954) 973-4319. We are authorized to issue common stock and preferred stock. Our total authorized common stock is 50,000,000 shares, with a par value of $.001 per share. Our total authorized preferred stock is 10,000,000 shares, with a par value of $.001 per share. The Board of Directors is authorized to establish the rights and preferences of preferred stock. to date, the Board of Directors has not established those rights and preferences.

Our Business.
We currently have no operations. We plan to develop a website marketing memorial products, information and services. As of the date of this registration statement, we have no website. In addition, we have not undertaken any website development.

The Offering.
As of December 31, 1999, we had 1,035,000 shares of our common stock outstanding. This offering is comprised of securities offered by Selling Security Holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities registered hereunder.

FINANCIAL SUMMARY INFORMATION. The information set forth below has been selected from our financial statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes, included elsewhere in this memorandum.
                                                                   Period from
                                                    Inception (December 8, 1999)
                                                           to December 31, 1999
Statement of Operations

Net Sales .................................................            $      0
Cost of Sales .............................................            $      0
                                                                       --------
Gross profit ..............................................            $      0
Operating expenses ........................................            $ 17,600
                                                                       --------
Loss from operations ......................................            ($17,600)
Other expense, net ........................................            $      0
                                                                       --------
Net loss ..................................................            ($17,600)
                                                                       ========
Net loss per common share .................................            ($  0.02)
                                                                       ========


Balance Sheet

Total current assets ........................................          $  1,350
Property and equipment, net .................................          $      0
Other assets ................................................          $      0
                                                                       --------
Total Assets ................................................          $  1,350
                                                                       ========

Due to stockholder/officer ..................................          $ 12,500
Accrued expenses and other liabilities ......................          $  1,200
                                                                       --------
Current liabilities .........................................          $ 13,700

Due to related party ........................................          $      0
                                                                       --------
Total liabilities ...........................................          $ 13,700
                                                                       --------
Stockholders' deficiency ....................................          ($12,350)
                                                                       --------
Total liabilities and stockholder's deficiency ..............          $  1,350
                                                                       ========

RISK FACTORS. AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS REGISTRATION INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YEILD A PROFIT.

We Have a Poor Financial Condition.
We have no operating history or revenue sources. We have no working capital or sources of liquidity. We will experience financial difficulties during our operational development. As such, even if we develop operations and generate sales there can be no assurance that we will have profitable operations. Our website will generate revenues from commissions on products sold and advertising fees earned on our website. There can be no assurance that we will develop a website or that, if developed, revenues will be generated. Our poor financial condition could adversely affect our ability to raise working capital, which would have a materially adverse effect on the development of our operations.

We Are a Development Stage Company with No Operating History.
We plan to develop a website, but have taken no steps toward its development. As such, we have no operating history upon which investors can determine our potential profitability or evaluate our business strategy. We have limited insight into consumer trends that may emerge and affect our business. Investors must consider the risks and difficulties of our developmental nature. Furthermore, we face numerous challenges in the new and rapidly-evolving Internet market, including:

o Need to develop,  maintain and  increase  awareness of our web site;
o Need to attract  customers;
o Dependence on web site and transaction processing performance and reliability;
o Need to compete effectively;
o Need to establish our company as a participant in the traditional and existing markets for memorial products and services;
o Need to establish and develop relationships with entities related to and involved in the memorial industry in order to obtain commission and advertising revenues for our website.

We will be required to make significant up front expenditures to develop our web site, including advertising, sales and promotional expenses. As such, we anticipate that we may incur losses until such time as our revenues reach a sufficiently high level to cover our operating costs. We cannot assure that we will obtain funds for the initial up-front expenditures necessary to commence development and establish our website. We cannot assure that we will generate sufficient revenues to achieve profitable operations. Future losses are likely before our operations will become profitable.

We Have No Profits From Operations and We Have Losses.
We have no profits or revenues as of the date of this registration statement. Our website has not been developed. We have not begun selling advertising, products, or services. We cannot assure that we will obtain the necessary working capital to develop our website. Further, even if developed, we cannot be certain that our website will generate sufficient customer traffic or purchases to produce revenues or achieve profitability. We believe that we will incur net losses for at least the first two years of operation (and possibly longer). Our operating expenses will increase substantially as we:

o Develop our website;
o Initiate our advertising and marketing efforts;
o Increase our general and administrative functions to support our developing operations; and
o Develop enhanced technologies and features to improve our web site, once developed.

Because we may spend amounts on our development before we receive any incremental revenues from these efforts, our losses will accumulate more rapidly than if we were to develop our business more slowly. In addition, we may find that our development efforts are more expensive than we currently anticipated, which would further increase our losses.

No Public Market Exists for Our Common Stock.
We intend to apply for listing of the securities on the Over the Counter Bulletin Board (" OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broker-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing.

A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for a OTCBB listing.

There is currently no established public trading market for our securities. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

If We Are Unable To Retain And Attract Qualified Personnel, Our Business Could Suffer.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel. The market for such employees is highly competitive, particularly in the e-commerce sector. We may not be able to successfully attract, assimilate or retain sufficiently qualified technical, managerial, sales, marketing, customer service or other experienced professionals, which could materially adversely affect our business.

If Consumers And Memorial Service Businesses Do Not Embrace On-Line Memorial Planning And Sales, Our Business Will Be Materially Adversely Affected.

Our success depends upon the acceptance by consumers and other third parties of purchasing on-line memorial products and services. If these groups do not embrace on-line memorial arrangements, our business, operations and financial condition will be materially adversely affected. The market for electronic memorial products and services is rapidly evolving. We cannot be sure that Internet usage will continue to grow or that a sufficiently broad base of consumers and businesses will adopt, and continue to use, the Internet as a medium by which to communicate and obtain products and services traditionally provided in person-to-person and paper transactions. Our business prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the new and rapidly evolving market for Internet services and products.

We believe that acceptance of our products and services will depend upon, among others, the following factors:

o The growth of the Internet as a medium for commerce generally and, more particularly, as a market for memorial products and services and services in particular;
o development of the Internet network infrastructure to support new technologies and handle increasing demands placed upon the Internet;
o        government regulation of the Internet;
o our ability to successfully and efficiently develop an on-line venue that is attractive to a large consumer base; and
o perceptual change among consumers that obtaining memorial products and services on-line is less dependable than obtaining similar products and services through more traditional methods.

On-line memorial arrangements or purchase of memorial products may not gain market acceptance or experience significant consumer increase. If the on-line market for memorial arrangements fails to develop, or develops more slowly than expected, our business, operations and financial condition would be materially adversely affected. In addition, insufficient communication services could result in usage slower response times and adversely affect our business. Even if the Internet gains more widespread acceptance in our anticipated markets, we may be unable, for technical or other reasons, to develop and introduce new products and services or enhancements of existing services in a timely manner. Any such factors could have a material adverse effect on our business, operations and financial condition.

The volume of  visitors  that we may  attract to our  website  is  difficult  to predict, because on-line memorial markets are in the early stages of development. If the volume of website visitors falls below our expectations or forecasts by financial analysts, our business, operations and financial condition could be materially adversely affected. Our inability to attract visitors to our website may lead to an inability to obtain advertising contracts.

The Internet is a Developing Market; Acceptance of the Internet as a Medium For Commerce is Uncertain.
The market for products and services to be sold on the Internet has been a recent phenomenon and is rapidly changing. Demand and market acceptance for recently introduced products and services over the Internet is subject to a high level of uncertainty, particularly in the memorial products and services area. The success of our website, if developed, will depend upon the adoption of the Internet as a commerce medium by a broad base of consumers and retailers. We cannot assure widespread acceptance of our on-line memorial products and services. Our products and services have historically relied on consumers and retailers utilizing traditional means of commerce. These consumers and retailers must be receptive to novel ways of conducting business and exchanging products and services.

Moreover, we must develop an Internet website which maximizes ease of access, security, reliability, cost and quality of service. We cannot assure that there will be broad acceptance of the Internet as an effective medium for commerce by consumers and retailers, particularly for our memorial products and services. If the market for Internet-memorial based products and services fails to develop or develops slower than expected or is saturated with like competitors our business, operations and financial condition will be materially adversely affected.

We Will Be at Risk of System Failure, Single Site Failure, and Failure of Delivery.
We anticipate that our success will be largely dependent upon our communications software and hardware. We plan to implement network security measures; nonetheless, we may be vulnerable to damage from earthquake, fire, floods, power loss, telecommunication failures, break-ins and similar events. Information delivery may not occur due to failure of e-mail systems and hosting site and/or local systems. Any substantial interruption in these systems would have a material adverse effect on our business, operations and financial condition. We have no business interruption insurance coverage and we do not intend to obtain such coverage in the near future. We may still be vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of our systems and similar disruptive problems. Computer viruses, break-ins, denial of service or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of our products and services. Any such risks could have a material adverse effect on our business, operations and financial condition.

We Will Rely on Third Parties for Internet Operations.
We expect that our operations will depend on third parties, over which we will have limited control. We do not plan to own a gateway onto the Internet, but will rely on an Internet Service Provider to host our website. We may experience temporary interruptions in our website connection and our telecommunications access. Continuous or prolonged interruptions in our website connection or in our telecommunications access would have a material adverse effect on our business, operations and financial condition.

We anticipate that we will use software that is dependent on operating system, database and server software developed and produced by and licensed by third parties. Accordingly, we may be dependent upon these third party licensees to discover errors and defects in the software. Any service interruptions experienced as a result of labor problems or otherwise could have a material adverse effect on our business, operations and financial condition.

If we are unable to develop and maintain satisfactory relationships with such third parties on acceptable commercial terms, or the quality of products and services provided by such third parties falls below a satisfactory standard, our business, operations and financial condition will be materially adversely affected. However, there are numerous competitive companies available to meet our service needs.

We Will Be at Risk for Internet Commerce Security Breaches.
A significant barrier to entering the area of electronic commerce and communications is whether transmission of confidential information over public networks will be secure. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to affect secure transmission of confidential information. We cannot assure that advances in computer capabilities, discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms we may use to protect customer transaction data. If any such compromise of our security occurs, it could have a material adverse effect on our business, operations and financial condition.

A party able to circumvent our security measures could misappropriate proprietary information. We may be required to expend significant capital and other resources to protect against the threat of any such security breaches. Increasing concerns over the security and privacy of Internet transactions may also inhibit the growth of the Internet and the World Wide Web, especially in commercial transactions. Our storage and transmission of proprietary information, such as credit card numbers, could lead to security breaches, thereby exposing us to a risk of loss and/or possible liability. We cannot assure that our security measures will prevent security breaches.

We Have Substantial Near-Term Capital Needs; We May be Unable to Obtain Additional Funding.
We will require funding over the next twenty-four (24) months to develop our business. Our capital requirements will depend on many factors including the timing in the development of our web site. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. Further, there can be no assurance that additional capital will be available on terms favorable to our company or its shareholders.

Our cash requirements may vary materially depending on our rate of development, research and development results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

We Have Substantial Long-Term Capital Needs; We May Be Unable to Obtain Additional Funding.
Substantial expenditures will be required to develop our web site and to market our products and services. The expenditure level required for these activities will depend in part on whether we develop and market our products and services independently or with other companies through collaborative arrangements. Our capital requirements will also depend on the following factors: market acceptance of our products and services; the extent and progress of our research and development programs; competing technological and market developments; and the costs of commercializing our products and services. There can be no assurance that funding will be available at all or on favorable terms for these activities or permit successful commercialization of our website.

In addition, we have no credit facility or other committed sources of capital. There can be no assurance that we will be able to establish such arrangements on satisfactory terms. If capital resources are insufficient to meet future capital requirements, we may raise additional funds to continue development of our technologies.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to the shareholder value of our common stock. If are funds are inadequate, we may be unable to sufficiently develop our operations. Our inability to raise capital would have a material adverse effect on our business, financial condition and operations.

If We Issue Future Shares, Present Investors' per Share Value Will be Diluted. Our Certificate of Incorporation authorizes the issuance of a maximum of fifty million (50,000,000) shares of common stock with a par value of $.001 per share and ten million (10,000,000) shares of preferred stock with a par value of $.001 per share. As of December 31, 1999, there were 1,035,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

Possibility of Issuance of Preferred Stock Could Depress Market Value.
We are authorized to issue ten million (10,000,000) shares of preferred stock with a par value of $.001 per share, which may be issued from time to time by action of our Board of Directors. As of the date hereof, we have not issued any shares of our preferred stock. Our Board may designate voting and other preferences, which may give the holders of our preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of our Board to issue such stock without shareholder consent may have a depressive effect on the market value of our common stock even prior to any such designation or issuance of the preferred stock.

Potential Anti-takeover Effect of Issuance of Preferred Stock.
Our Board of Directors has the authority, without further approval of our stockholders, to issue preferred stock, having such rights, preferences and privileges as our Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of our Company or other take-over attempt and could adversely materially affect the rights of holders of shares of our common stock.

Our Principal  Stockholder Controls our Company.
Saundra Sharpe has the ability to significantly control our company's affairs and management. She currently owns approximately 92% of our common stock, giving her significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Saundra Sharpe has the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Saundra Sharpe may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-noticed and duly-held meeting of stockholders.

We Are Dependent On Key Personnel.
Our success is heavily dependent upon the continued active participation of our current executive officer, Saundra Sharpe. Loss of her services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on the life of Saundra Sharpe or her beneficiaries. We do not have a written employment agreement with Saundra Sharpe. There can be no assurance that we will be able to recruit or retain other qualified personnel should that necessity arise.

We Face Competition.
We will face intense competition from family owned funeral homes, commercial memorial property dealers and memorial financing companies, in providing memorial products and services. Competitive factors to be considered are convenience in obtaining memorial products and services, customer service and marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry.

We Have Never Paid Dividends.
As a newly formed corporation, we have never paid dividends. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents we may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid.

Business Plan.
The discussion of our anticipated business incorporates management's analysis of potential markets, risks and opportunities that we may face. There can be no assurance that the underlying assumptions accurately reflect our opportunities and potential for success. Competitive and economic forces make forecasting of revenues and costs extremely difficult and unpredictable.

ITEM 4.           USE OF PROCEEDS

Not Applicable. We will not receive any proceeds from the sale of the Securities by the Selling Security Holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

Not Applicable. The Selling Security Holders will be able to determine the price at which they sell their Securities.

ITEM 6.           DILUTION

Not Applicable. We are not registering any unissued shares in this registration statement.

ITEM 7.           SELLING SECURITY HOLDERS

The Securities are being sold by the Selling Security Holders named below. The table indicates that all the Securities will be available for resale after the effective date. However, any or all of the Securities listed below may be retained by any of the Selling Security Holders; therefore, no accurate forecast can be made regarding the number of Securities that will be held by the Selling Security Holders after the effective date. We believe that the Selling Security Holders listed in the table have sole voting and investment powers regarding the Securities indicated. We will not receive any proceeds from the sale of the Securities.

                                                    AMOUNT
                      RELATIONSHIP               BENEFICIALLY        PERCENTAGE
NAME                  WITH ISSUER (1)                OWNED              OWNED
--------------------------------------------------------------------------------
Asare, Peter          None                           1000                0.1%
Baity, Barbara        None                           1000                0.1%
Baity, Vernon         None                           1000                0.1%
Bass, Bettie Jean     None                           1000                0.1%
Blatnick, Frank       None                           1000                0.1%
Bristol, Tara         None                           1000                0.1%
Carter, Darlene.      None                           1000                0.1%
Carter, Ernest        None                           1000                0.1%
Chavez, Jasmine       None                           1000                0.1%
Craig, Sandra         None                           1000                0.1%
Espinoza, Cynthia     None                           1000                0.1%
Grant, Basmajian      None                           1000                0.1%
Hamilton, Brenda      None                         48,000                4.8%
Johnson, Veronica     None                           1000                0.1%
Litmanowicz, Morris   None                           1000                0.1%
Majoz, Karen          None                           1000                0.1%
Miller, Gregory       None                           1000                0.1%
Miller III, Gregory   None                           1000                0.1%
Monack, Thomas        None                           1000                0.1%
Moore, Yolanda        None                           1000                0.1%
Olah, Roberta         None                           1000                0.1%
Paradiso, Don         None                           2000                0.2%
Price, Samuel         None                           1000                0.1%
Quin, Kevin           None                           1000                0.1%
Richards, Melissa     None                           1000                0.1%
Salem, Sam            None                           1000                0.1%
Sharpe, Derek         Related to Affiliate (2)       1000                0.1%
Sharpe, Saundra       Affiliate                   950,000               92.0%
Shim-Price, Marvia    None                           1000                0.1%
Stevenson, Arthur     None                           1000                0.1%
St. Rival, Wilcox     None                           1000                0.1%
Thomas, Kristen       None                           5000                0.5%
Varoso, Gregory       None                           1000                0.1%
Winthrop, Dorian      None                           1000                0.1%

(1) Any material relationship, which the Selling Security Holderhas had within the past three years with the Company or any of its predecessors and/or affiliates.
(2) Derek Sharpe is the son of our sole officer and director, Saundra Sharpe.

ITEM 8.           PLAN OF DISTRIBUTION

The Selling Security Holders or their transferees may sell the Securities offered by this Prospectus from time to time. To our best knowledge, no underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Securities as principals at prevailing market prices at the time of sale and prices related to prevailing market prices or negotiated prices.

The Selling Security Holders may pledge all or a portion of the Securities owned as collateral for margin accounts or in loan transactions. Such Securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transactions would have the same rights of sale as the Selling Security Holders under this prospectus. The Selling Security Holders also may enter into exchange traded listed option transactions which require the delivery of the Securities listed hereunder. The Selling Security Holders may also transfer Securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Prospectus.

Finally, the Selling Security Holders and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

There can be no assurances that the Selling Security Holders will sell any or all of the Securities. In order to comply with certain state securities laws the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the Securities may not simultaneously engage in market-making activities with respect to such Securities for a period of one or five business days prior to the commencement of such distribution.

In addition to, and without limiting the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders or any such other person.

All of the foregoing may affect the marketability of the Securities.
Pursuant to an understanding we have with the Selling Securities Holders, we will pay all the fees and expenses incident to the registration of the Securities (other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holders).

ITEM 9.           LEGAL PROCEEDINGS

To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority involving the Company.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Officers.
Our Bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME                       AGE              POSITIONS HELD
-----                      ---              --------------
Saundra Sharpe             52               President and Director

         The director named above will serve until the next annual meeting of our shareholders to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one-year terms.

Saundra  Sharpe.
Since January of 1998, Ms. Sharpe has worked as an Independent Associate for Prepaid Legal Services. In addition, Ms. Sharpe has simultaneously maintained a position as President of Sharpe Connection since June of 1997. From January of 1995 to February of 1999, Ms. Sharpe worked as a manager of Santa Fe Motorcars. Ms. Sharpe attended Jackson Community College in Michigan and Jackson Business School in Ohio.

Significant Employees.
Other than Ms. Sharpe, there are no employees who are expected to make a significant contribution to the Company.

Family Relationships.
There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.
No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 31, 1999 there were 1,035,000 shares of our common stock, $0.001 par value outstanding. The following tabulates holdings of our common shares by each person who, as of December 31, 1999, (a) holds of record or is known by us to own beneficially more than 5.0% of our common shares and, in addition, (b) by all of our directors and officers individually and as a group. To the best of our knowledge, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Security Ownership of Beneficial Owners(1)(2):
Title of
Class      Name & Address                     Amount     Nature        Percent
--------------------------------------------------------------------------------
Common     Saundra Sharpe                     950,000    Direct          92%
           6901 NW 32nd Avenue
           Fort Lauderdale, Florida 33309

Security Ownership of Management(2):


Title of   Name & Address of
Class      Officers & Directors as a Group    Amount     Nature        Percent
--------------------------------------------------------------------------------
Common     Saundra Sharpe                     950,000    Direct          92%
           President & Director
           6901 NW 32nd Avenue
           Fort Lauderdale, Florida 33309

TOTAL OFFICERS & DIRECTORS IN A GROUP         950,000    Direct          92%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change of Control.
There are currently no arrangements, which would result in a change of control of the Company.

ITEM 12.          DESCRIPTION OF SECURITIES

The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Qualification.
The following statements constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete; therefore, the full text of the Articles of Incorporation and Bylaws provided in the exhibits hereto should be referred to.

Common Stock.
Our  Articles of  Incorporation  authorize us to issue up to  50,000,000  common shares, $0.001 par value per common share. As of December 31, 1999, we had 1,035,000 shares of common stock outstanding held by thirty-three (33) shareholders. All outstanding common shares are fully paid and non-assessable.

Liquidation Rights.
Upon liquidation or dissolution,  each outstanding common share will be entitled
to  share  equally  in  our  assets  legally   available  for   distribution  to
shareholders  after the  payment  of all debts and other  liabilities.

Dividend Rights.
There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting Rights.
Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.
Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company. We have not issued preferred or debt securities.

Shares Eligible for Future Rights.
The 1,035,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be subject to the resale limitations of Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13. EXPERTS

Our financial statements for the period from December 8, 1999 (inception) to December 31, 1999, has been included in this Prospectus in reliance upon the report appearing in Item 22, of Dohan & Company, CPAs, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 16. DESCRIPTION OF BUSINESS

Business Development.
We were incorporated in the State of Florida on December 8, 1999 for the purpose of providing memorial products and services through the Internet.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Business of Issuer.
Products and Services.
We are a development stage company with no operations to date. We do not have a website, domain name, Internet Service Provider or a web site developer.

We plan to design a website which features the following: cemetery information, plot maps, surveys of memorial properties, directory of funeral homes services and locations of burial plots according to geographic location. We also plan to sell related memorial products and merchandise including burial vaults, garments, cemetery interment rights, stone and bronze memorials and other items on our web site. Our business sales will be conducted on a non-denominational basis. We currently have no agreements with suppliers, cemeteries or other third parties to provide these services. There can be no assurance that we will be able to obtain any such agreements on favorable terms. If we are unable to develop relationships with suppliers, cemeteries or any third parties, our business, operations, and financial condition will be materially adversely affected.

We plan to generate revenues through e-commerce and will earn commissions on sales originating from our website. We must secure contracts with memorial product and service providers that are willing to enter into commission-based alliances with us. If we are unable to obtain these commission-based alliances, it may have a materially adverse affect on our business, operations, and financial condition.

We also plan to generate revenues through the sale of advertising space on our website. We have not determined any criteria for such advertisements, but anticipate that our advertisers will primarily consist of entities within the memorial or funeral business. Our pricing will be based on ad placement, size and content. There can be no assurance that our website will fit the individual needs of prospective advertisers. If we are unable to locate advertisers, our business may be adversely affected.

We have made certain assumptions with regard to the available market for our products and services, including the assumption that consumers are willing to research and make memorial arrangements online. There can be no assurance that our assumptions are correct. There can be no assurance that we will be able to develop a website to effectively sell memorial products or services, that the Internet will be an acceptable medium for such services or that, even if a market does exist for such products or services on the Internet, we will be able to market our products and services effectively.

Distribution.
We plan to distribute products and services solely through our website, if developed. Product delivery and final service arrangements will be handled through third party retailers.

Status of Any New Publicly Announced Product or Service.
We currently have no publicly announced new products or services.

Competition.
Our operations will generally encounter competition in markets in which we plan to operate. Historically, success in the funeral home business has been a function of location, reputation and heritage. Competitive pricing, professional service and attractive, well-maintained and conveniently located facilities are essential to a successful funeral home business. Many companies have increasingly used the sale of pre-need funeral products and services and cemetery property as a marketing tool. Additionally, a significant majority of death care operators consists of small, family-owned businesses that control one or more funeral homes or cemeteries in a single community. Heritage and tradition afford an established funeral home or cemetery or a local franchise the opportunity for repeat business. In addition, an established firm's backlog of pre-need, pre-funded funerals or pre-sold cemetery and mausoleum spaces also makes it difficult for new entrants to gain entry into the marketplace. As such, we will be at a competitive disadvantage.

We expect to be at a competitive disadvantage because we: i) will utilize a non-traditional venue for our planned services and products; ii) have no operational history; and iii) lack the personal service that our competitors have at physical retail locations.

The electronic commerce market is relatively new, rapidly evolving and intensely competitive. We will compete with a variety of other companies. These competitors include a number of companies that offer memorial products and services on the Internet and also through physical retail locations. We will compete with such retail locations for sources of supply and customer bases. We must compete with other companies that have substantially more resources and revenues. In addition, large chain funeral homes are an increasing industry force and often have financing abilities. We do not plan to provide financing to the public. There can be no assurance that we will be able to effectively compete with companies that offer such additional services. Our inability to compete effectively will have a materially adverse effect on our business operations and financial condition.

Competitors have established or may establish cooperative relationships among themselves or directly with retailers to obtain exclusive or semi-exclusive sources of products. Accordingly, it is possible that new competitors or alliances among competitors and retailers may emerge and rapidly acquire market share. In addition, manufacturers might elect to liquidate their products directly.

Our success will depend on our ability to form strategic alliances with retailers and owners of other websites, the level of traffic on our website and general economic conditions. We cannot predict the public response to the opportunity to make purchases of funeral and memorial products and services online. Our challenges include, but are not limited to, our:

* need to increase website awareness if our site is developed;
* need to attract and retain customers at a reasonable cost;
* dependence on website and transaction processing performance and reliability;
* need to compete effectively with well-established competitors in traditional venues;
* need to establish ourselves as an important participant in the market for memorial services and products; and
* need to establish and develop relationships in the memorial industry, particularly in the areas of memorial financial services and memorial products and services.

There is no assurance that the Internet will be an accepted medium for our business. Demand and market acceptance for services and products over the Internet are subject to a high level of uncertainty. Moreover, since the market for our products and services over the Internet is new and evolving, it is difficult to predict the size of this market or its future growth rate. Our success will depend upon the adoption of the Internet as a medium for commerce by a broad base of consumers and retailers. There can be no assurance of widespread acceptance of Internet commerce in general, or more specifically, of our products and services described herein. We must rely on consumers and retailers who have historically used traditional means of commerce to purchase and sell products. For us to be successful, these consumers and retailers must accept and utilize novel ways of conducting business and exchanging information.

Moreover, critical issues concerning the commercial use of the Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers and retailers or that the market for our products and services will develop successfully or achieve widespread acceptance. If the market for Internet-based memorial arrangements and products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our products and services do not achieve market acceptance, our business, results of operations and financial condition will be materially adversely affected.

Sources and Availability of Raw Materials.
We plan to contract with a variety of third parties for their products, even though we have not reached any agreements with third parties for products as of the date of this registration statement.

We have no contracts or arrangements with product retailers that guarantee the availability of products. There can be no assurance that we will be able to establish relationships with retailers that ensure product availability for sale on our web site. We will also rely on retailer's shipping procedures, which may be subject to delays. Should the delivery service utilized by a retailer be unable to deliver their products for a sustained time period as a result of a strike, weather or other reasons, and the retailer was unable to arrange for alternative delivery, our business, operations and financial condition would be adversely affected.

If we are unable to develop and maintain satisfactory relationships with retailers on acceptable commercial terms and/or if we are unable to obtain sufficient quantities of products and/or if the quality of products and services provided by such retailers falls below a satisfactory standard and a substitute retailer of equal or better value at competitive pricing cannot be found, or if the level of returns exceeds expectations, our business, operations and financial condition will be materially adversely affected.

Dependence on Customers.
Since we do not have operations, we are not dependent on a single or small number of customers. We do not anticipate in the future being dependent on a single or small number of customers, given the target market for our products.

Intellectual Property.
We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Government Regulation and Approvals.
We currently are unaware of any required government approvals of our principal products or services. However, due to the increasing popularity and use of the Internet, a number of laws and regulations may be adopted regarding the Internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet products and services and increase our cost of doing business or otherwise have an adverse effect on our business, operations and financial condition.

Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues, such as sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, as our products and services are available over the Internet in multiple states, and as we plan to sell to numerous consumers residing in such states, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. We are qualified to do business only in Florida, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a materially adverse effect on our business, results of operations and financial condition.

Research and Development.
We have not spent any funds on research and development of our website. We have not purchased a domain name, located a website developer or found an Internet Service Provider to host our site once developed, if at all.

Cost of Compliance with Environmental Laws.
We do not estimate incurring any costs for compliance with environmental laws.

Employees.
We currently have no full-time employees. Saundra Sharpe our president and sole director is our only employee. We have no collective bargaining agreements or employment agreements in existence. Saundra Sharpe participates in the running of the Company on a part-time basis as needed without compensation. We plan to add employees in the areas of sales and administration as we begin to execute our proposed plan of business.

Reports to Security Holders. After the effective date of this document, we will be subject to the reporting requirements of the Exchange Act and will file reports and other information with the Securities and Exchange Commission (the "Commission") in accordance therewith. Our annual report will contain audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. Such reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17.          PLAN OF OPERATIONS

We currently have no operations, revenues or customers. We will be required to make significant up front expenditures in connection with developing our web site, including advertising, sales and promotional expenses. We anticipate that we may incur losses until such time as revenues are sufficient, if ever, to cover our operating costs. There can be no assurance that we will generate significant revenue or ever achieve profitable operations. Future losses are likely before our operations will become profitable; there is no assurance that our operations will ever prove profitable.

In the next twelve months, we plan to develop our website and form strategic alliances and relationships with key retailers and suppliers for our products and services. To date, we have undertaken no efforts to develop any such alliances or relationships. We believe that our plan of operations will be conducted through the efforts of our current management and will not require any additional funds or personnel initially. Due to our management's limited experience in financial and other analysis, they may not discover or adequately evaluate adverse facts during the execution of our proposed business plan.

We will need to raise capital to satisfy our working  capital  requirements  and capital expenditure requirements for the next 12 months. We are currently considering various alternatives for obtaining such funds. Any material acquisitions of complementary businesses, products or technologies could require us to obtain additional financing. There can be no assurance that such financing will be available on acceptable terms, if at all.

ITEM 18.          DESCRIPTION OF PROPERTY

We currently operate out of space located at 800 West Oakland Park Boulevard, Suite 211, Fort Lauderdale, Florida 33311 without charge, which is leased by First Liberty Group, Inc. The leased space is a total of 560 square feet of space, only a small portion of which is used by our company. We believe that this space is sufficient at this time.

We do not intend to have any materially important properties. We do not intend to renovate, improve or develop properties. We are not subject to any competitive conditions for property and currently have no property to insure.

ITEM 19.          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the issuance of shares to our President and Director, Saundra Sharpe, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Since the original issuance of our common shares (as described in Item
26), we have not and do not intend to enter into any transactions with our promoter.

Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between the Company and their other business interests. We have not formulated a policy for the resolution of such conflicts.

ITEM 20.          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares.

There are 1,035,000 shares of our common stock outstanding, all of which are restricted securities. Of these outstanding shares, there are 950,000 shares held by affiliates. The remaining 82,000 shares of common stock are held by non-affiliates. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.
Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had thirty-three (33) holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

ITEM 21.  EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

ITEM 22.  FINANCIAL STATEMENTS

Statements included in this report that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.

                              HeavenExpress.Com, Inc.
                          (A Development Stage Company)

                               FINANCIAL STATEMENTS
                                December 31, 1999

                                C O N T E N T S

                                                                           Page

INDEPENDENT AUDITOR'S REPORT                                                 21


FINANCIAL STATEMENTS

   Balance Sheet                                                             22

   Statement of Loss and Accumulated Deficit
     During the Development Stage                                            23

   Statement of Cash Flows                                                   24

   Statement of Deficiency in Assets                                         25

NOTES TO FINANCIAL STATEMENTS                                           26 - 27

                          Independent Auditor's Report


Stockholders and Board of Directors
HeavenExpress.Com, Inc. (A Development Stage Company)
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of HeavenExpress.Com, Inc. (A Development Stage Company), as of December 31, 1999, and the related statement of loss and accumulated deficit during the development stage, cash flows, and deficiency in assets for the period from inception (December 8, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HeavenExpress.Com, Inc. (A Development Stage Company) at December 31, 1999, and the results of its operations and its cash flows for the period from inception (December 8, 1999) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered losses, has a working capital deficiency and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                             /s/ Dohan and Company, CPA's

January 18, 2000
Miami, Florida

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)
BALANCE SHEET

December 31, 1999
--------------------------------------------------------------------------------

 ASSETS
   Cash .............................................................  $  1,350
--------------------------------------------------------------------------------

 TOTAL ASSETS .......................................................  $  1,350
================================================================================

 LIABILITIES AND DEFICIENCY IN ASSETS

 LIABILITIES
   Note payable - officer ...........................................  $ 12,500
   Accrued expenses and other liabilities                                 1,200
--------------------------------------------------------------------------------
     TOTAL LIABILITIES                                                   13,700
--------------------------------------------------------------------------------
 COMMITMENTS AND CONTINGENCIES (NOTES 4 and 5)

 DEFICIENCY IN ASSETS
   Preferred stock, $.001 par value, 10,000,000 shares authorized;
       none outstanding                                                      -
   Common stock, $.001 par value, 50,000,000 shares authorized,
       1,035,000 shares issued and outstanding                            1,035
   Additional paid-in capital                                             4,215
   Deficit accumulated during the development stage                     (17,600)
--------------------------------------------------------------------------------
        TOTAL DEFICIENCY IN ASSETS                                      (12,350)
--------------------------------------------------------------------------------

 TOTAL LIABILITIES AND DEFICIENCY IN ASSETS .........................  $  1,350
================================================================================
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)

STATEMENT OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE

For the period from inception (December 8, 1999) to December 31, 1999
--------------------------------------------------------------------------------

EXPENSES
 Professional fees                                                     $ 17,600
--------------------------------------------------------------------------------

NET LOSS BEFORE INCOME TAXES                                            (17,600)

INCOME TAXES                                                                  -
--------------------------------------------------------------------------------

LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE              $(17,600)
--------------------------------------------------------------------------------

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING                 1,020,375
 (BASIC AND DILUTED)
--------------------------------------------------------------------------------

 BASIC NET LOSS PER SHARE (BASIC AND DILUTED)                          $  (0.02)
--------------------------------------------------------------------------------
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
 (A Development Stage Company)

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------
For the period from inception (December 8, 1999) to December 31, 1999
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                             $(17,600)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Common stock exchanged for services
     Increase in accrued liabilities                                      1,200
--------------------------------------------------------------------------------
NET CASH USED BY DEVELOPMENT STAGE OPERATING ACTIVITIES                 (12,500)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable to officer                                  12,500
    Sale of common stock                                                  1,350
--------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                13,850
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
  AND CUMULATIVE DURING THE DEVELOPMENT STAGE                             1,350

 CASH AND EQUIVALENTS - BEGINNING OF PERIOD                                   -
--------------------------------------------------------------------------------

 CASH AND EQUIVALENTS - END OF PERIOD                                  $  1,350
--------------------------------------------------------------------------------
 SUPPLEMENTAL DISCLOSURES
  Interest paid                                                        $      -
  Income taxes paid                                                    $      -
--------------------------------------------------------------------------------
 See accompanying notes.

HEAVEN EXPRESS.COM, INC.
(A Development Stage Company)

 STATEMENT OF DEFICIENCY IN ASSETS
--------------------------------------------------------------------------------
                                                         Accumulated
                                                         Deficit
                            Common Stock     Additional  During the   Total
                        ------------------   Paid-in     Development  Deficiency
Description               Shares   Amount    Capital     Stage        Assets in
--------------------------------------------------------------------------------

Common stock
issued for cash           27,000   $   27    $  1,328    $       -     $  1,350

Common stock
exchanged for
services               1,008,000    1,008       2,892            -        3,900

Net loss and cumulative
loss during the development
stage for the period ended
December 31, 1999             -        -           -        (17,600)    (17,600)
--------------------------------------------------------------------------------
Balance,
December 31, 1999      1,035,000   $1,035    $(12,350)   $    4,215    $(17,600)
================================================================================
See accompanying notes.

NOTE 1.  BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

HeavenExpress.Com, Inc. (A Development Stage Company) (the Company) is a Florida corporation formed in December 1999, primarily to provide memorial products and services through the Internet.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the dated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

The Company  follows  Statement of Financial  Accounting  Standards No. 109 (FAS
109), "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

Advertising

Advertising costs will be expensed as incurred.

Basic Net Loss Per Common Share

The Company follows the provisions of FASB Statement No. 128 (SFAS No. 128), "Earnings Per Share". SFAS No. 128 requires companies to present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required by Accounting Principles Board Opinion No. 15, "Earnings Per Share". Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company's financial assets and liabilities at December 31, 1999, approximate fair value due to the short maturity of the instruments.

Development Stage Company

The Company has been devoting its efforts to activities such as raising capital, establishing sources of information, and developing markets for its planned operations. The Company has not yet generated any revenues and, as such, it is considered a development stage company.

NOTE 2.  RELATED PARTY TRANSACTIONS

The Company issued 950,000 shares of common stock to the President of the Company in December 1999, for services rendered. These shares were issued at a total value of $1,000. These shares are intended to be registered with the Securities and Exchange Commission.

The Company issued one thousand shares to a related party, through family relationship, in December 1999. These shares were issued at a value of $.05 per share.

The note payable to officer at December 31, 1999 was $12,500. This note is unsecured, due on demand, and provides for annual interest at 12%.

NOTE 3.  INCOME TAXES

At December 31, 1999, the Company had a net operating loss carryforward of approximately $17,600. This loss may be carried forward to offset federal income taxes in future years through the year 2019. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code. The utilization of the remaining carryforwards is dependent on the Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No. 109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is Management's opinion that the entire deferred tax benefit of $2,640 resulting from the net operating loss carryforward may not be recognized in future years. Therefore, a valuation allowance equal to the deferred tax benefit of $2,640 has been established, resulting in no deferred tax benefits as of the balance sheet date.

NOTE 4.  GOING CONCERN AND MANAGEMENT'S PLANS

As shown in the accompanying financial statements, the Company incurred net losses of $17,600 for the period from inception (December 8, 1999) to December 31, 1999. As a result, the Company has a negative working capital and a deficiency in assets. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The Company anticipates meeting its cash requirements through the financial support of its management until such time as it begins operations. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 5.  COMMITMENTS AND CONTINGENCIES

Year 2000

The year 2000 issue results from certain computer systems and software applications that use only two digits (rather than four) to define the applicable year. As a result, such systems and applications may recognize a date of "00" as 1900 instead of the intended year 2000, which could result in data miscalculations and software failures. The Company does not own any computer systems as of year-end and does not have any key suppliers. The Company anticipates purchasing Y2K compliant hardware and software for its business. The Company has been advised by its financial institution that they are addressing all of the year 2000 issue and that they expect timely achievement of year 2000 readiness. Thus, the Year 2000 issue is not expected to have a material impact on the Company's financial position or results of operations.

Office Space

The Company shares its executive offices with another company. The Company occupies a small portion of the total space of 560 square feet, free of charge.

NOTE 6.  DEFICIENCY IN ASSETS

Sale of Shares

In December 1999, the Company sold and issued 27,000 shares of common stock at a value of $.05 per share, for total proceeds of $1,350.

Common Stock Issued for Services

In December 1999, the Company issued 58,000 shares of common stock to the Company's legal counsel for services rendered. These shares were valued at $.05 per share for a total value of $2,900.

Preferred Stock

The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

NOTE 7.  SUBSEQUENT EVENT

The Company is in the process of registering the 1,035,000 shares of its outstanding common stock with the Securities and Exchange Commission, under Form SB-2. This offering is comprised of securities offered by selling security holders only. Although the Company has agreed to pay all offering expenses, it will not receive any additional proceeds from the sale of the securities offered.

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ITEM 23. CHANGES  IN AND  DISAGREEMENTS  WITH  ACCOUNTANTS  ON  ACCOUNTING  AND
FINANCIAL DISCLOSURE

The accounting firm of Dohan & Company, CPAs, P.A. audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 24.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses (subject to future contingencies) which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

ITEM .......................                      EXPENSE
----------------------------                -------------
SEC Registration Fee .......                $       14.39
Legal Fees and Expenses ....                $   12,500.00
Accounting Fees and Expenses                $    1,700.00
Miscellaneous* .............                $    2,500.00
                                            -------------
Total* .....................                $   16,714.39
                                            =============

* Estimated Figure

ITEM 26.          RECENT SALES OF UNREGISTERED SECURITIES

From our inception through December 24, 1999, we issued 1,035,000 shares of our common stock pursuant to an exemption from registration provided in Rule 506 of Regulation D of the Securities Act of 1933, as amended. We believed that Rule 506 of Regulation D was available because we only sold to accredited investors, no general solicitation or advertising was used to offer our securities, and all securities were issued with restrictive legend. In addition, we filed a Form D with the Securities and Exchange Commission. Of these shares, we issued 950,000 shares of our common stock to our founder, Saundra Sharpe for services rendered to the Company. We issued 58,000 shares of our common stock as compensation for services rendered to the Company. We issued 27,000 shares of our common stock at a price of $.05 per share or aggregate cash proceeds of $1,350.

ITEM 27.          EXHIBITS

------------------------- ------------------------------------------------------
     Exhibit Number       Exhibit Description
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          3.1             Articles of Incorporation
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          3.2             Bylaws
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           4              Instrument Defining the Right of Holders - Share
                          Certificate
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
           5              Legal Opinion
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          23              Consents of Experts
------------------------- ------------------------------------------------------
------------------------- ------------------------------------------------------
          27              Financial Data Schedule
------------------------- ------------------------------------------------------

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

ITEM 28.          UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
   a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
   c. Include any additional or changed material information on the plan of distribution.
2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort Lauderdale, State of Florida on January 24, 2000.


                                                HeavenExpress.com, Inc.
                                                /s/Saundra Sharpe
                                                ---------------------
                                                By: Saundra Sharpe, President
                                                Date: January 24, 2000

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

                                                /s/Saundra Sharpe
                                                ---------------------
                                                Saundra Sharpe
                                                Title:  President & Director
                                                Date: January 24, 2000



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